MENTOR REPORTS RECORD RESULTS AND
PROVIDES GUIDANCE FOR FISCAL YEAR 2006

•     Sales in the Fourth Quarter 2005 Were a Record $131.6 Million, an Increase of 12% over the Fourth
  Quarter 2004

•     GAAP Diluted Earnings Per Share Were $0.19 in the Fourth Quarter Fiscal Year 2005, Including Special
  Charges of $0.23 per Share

•     Non-GAAP Diluted Earnings Per Share, which Exclude Special Charges,  Were a Record $0.42 in the Fourth
  Quarter Fiscal Year 2005, Compared to $0.31 in the Same Period Prior Year

•     Sales in the Fiscal Year 2005 Increased 15% to a Record $483.4 Million

•     GAAP Diluted Earnings Per Share Were $1.17 in Fiscal Year 2005, Including Special Charges of $0.23 per
  Share

•     Non-GAAP Diluted Earnings Per Share, which Exclude Special Charges,  Were a Record $1.40 for Fiscal
  Year 2005, Compared to $1.13 in the Prior Year

•     In Fiscal Year 2006, Sales Are Expected to Grow at a Low Double-Digit Rate and Earnings Per Share Are
  Expected to be in the Range of $1.60 to $1.65

SANTA BARBARA, May 18, 2005 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products in the United States and internationally, today announced record financial results for the fourth quarter and full year of fiscal year 2005 and provided financial guidance for fiscal year 2006.

"Mentor had a great year and accomplished several key objectives in fiscal year 2005 that established the foundation for significant growth in 2006 and beyond," commented Joshua H. Levine, President and Chief Executive Officer of Mentor.  "We achieved record sales and invested in our core franchises to drive growth while restructuring our operations to provide better leverage.  We received CE mark approval for our dermal filler product in Europe and initiated the clinical study program in the U.S.  We completed our new manufacturing facility for our botulinum toxin product and began the U.S. phase 1 dose escalation study.  In addition, since the quarter ended, our silicone gel breast implant PMA was recommended for approval with conditions by an FDA advisory panel and we launched our next generation synthetic sling product targeted for the treatment of stress urinary incontinence in the United States."

Earnings per Share
GAAP diluted earnings per share were $0.19 in the fourth quarter fiscal year 2005, including $0.23 of special charges related to severance, restructuring and impairment of certain long-lived assets, net of tax benefits.  Excluding these special charges, non-GAAP diluted earnings per share were a record $0.42 in the fourth quarter fiscal year 2005, an increase of 35% over $0.31 in the fourth quarter 2004.

Fiscal year 2005 GAAP diluted earnings per share were $1.17, including the $0.23 of special charges recorded in the fourth quarter.  Excluding these special charges, non-GAAP diluted earnings per share were a record $1.40 for fiscal year 2005, an increase of 24% over $1.13 in fiscal year 2004.

In accordance with the new accounting rule for convertible debt, in February 2005 Mentor restated its earnings per share for the fourth quarter and the full year for fiscal year 2004.

Product Sales
Total sales were a record $131.6 million in the fourth quarter 2005, an increase of 12% over the fourth quarter last year, including $2.6 million of positive foreign currency exchange effects, principally from the Euro.  Sales for the full year were a record $483.4 million, an increase of 15% over fiscal year 2004, including $11.8 million of positive foreign currency exchange effects.

  Aesthetics Segment
  Mentor's Aesthetics business segment continued its record of strong growth.  Fourth quarter 2005 Aesthetics sales were $68.7 million, up 13% from sales in the fourth quarter 2004.  Fiscal year 2005 Aesthetics sales were $251.7 million, up 15% from sales in fiscal year 2004.

  Surgical Urology Segment
  Mentor's Surgical Urology business segment also recorded double-digit sales growth.  Fourth quarter 2005 Surgical Urology sales were $35.1 million, up 18% from sales in the fourth quarter 2004.  Fiscal year 2005 Surgical Urology sales were $129.3 million, up 19% from sales in fiscal year 2004.

  Clinical and Consumer Healthcare Segment
  Mentor's Clinical and Consumer Healthcare sales were $27.8 million, up 5% from sales in the fourth quarter 2004.  Fiscal year 2005 Clinical and Consumer Healthcare sales were $102.4 million, up 7% from sales in fiscal year 2004.

Gross Profit
Gross profit for the fourth quarter 2005 was $85.4 million, or 65% of sales, compared to $71.9 million, or 61% of sales, in the fourth quarter 2004.  Gross profit for fiscal year 2005 was $309.7 million, or 64% of sales, compared to $261.4 million, or 62% of sales, in fiscal year 2004.  Key contributors to the improvement in Mentor's gross profit margin for the fourth quarter and full-year were lower material costs, improved manufacturing efficiencies and strong sales of higher margin products.

Selling, General & Administrative Expense
Selling, general and administrative (SG&A) expense in the fourth quarter 2005 was $47.3 million, or 36% of sales, compared to $42.1 million, also 36% of sales, in the fourth quarter 2004.  Fiscal year 2005 SG&A expense was $176.5 million, or 37% of sales, compared to $152.3 million, or 36% of sales, in fiscal year 2004.  Key contributors to the increase during the fourth quarter and full-year were expenses related to Mentor's direct to consumer advertising program, incentive compensation related expenses, higher audit-related expenses including Sarbanes-Oxley compliance, and expenses related to the Company's silicone gel breast implant Pre-Market Approval (PMA) application.

Research & Development Expense
Research and development (R&D) expense in the fourth quarter 2005 was $8.2 million compared to $7.6 million in the fourth quarter 2004.  Fiscal year 2005 R&D expense was $32.8 million, compared to $30.0 million in fiscal year 2004.  During the quarter, Mentor's investment in R&D supported the ongoing review of Mentor's pending silicone gel breast implant PMA and key clinical programs for the Company's hyaluronic acid-based dermal filler and botulinum toxin products.

Special Charges
During the fourth quarter 2005, Mentor recorded $16.8 million in charges related to severance, restructuring and impairment of certain long-lived assets.  Net of $5.4 million of income tax benefits, these charges equated to $0.23 per share.  The charges included $8.5 million related to the severance of certain executives and $8.2 million related to the write-down of certain assets determined to be impaired and to the restructuring of certain of the Company's operations to achieve improved efficiencies.  As part of the restructuring, the Company reduced its labor force by approximately 100 positions, or 5% of its workforce.

Dividend
Mentor declared a dividend of $0.17 per share in the fourth quarter 2005, compared to $0.15 per share in the fourth quarter 2004.  Mentor's dividend in fiscal year 2005 was $0.66 compared to $0.47 in fiscal year 2004.

Balance Sheet
•        Mentor ended fiscal year 2005 with $112.9 million in cash and marketable securities, compared to $126.7 at year-end fiscal year 2004.

•        The Company repurchased 2.3 million shares of its common stock for $79.8 million.

•        The Company invested $9.7 million in capital expenditures in fiscal year 2005.

•        Days-sales-outstanding decreased to 77 days, down from 82 days at year-end 2004.

Outlook for Fiscal Year 2006
The Company expects to build on its strong results in fiscal year 2005.  Sales in fiscal year 2006 are expected to grow at a low double-digit rate over sales in fiscal year 2005.  With the improved operating leverage of its business platform, Mentor expects earnings per share to grow at a faster rate than sales and to be in the range of $1.60 to $1.65 in fiscal year 2006.  This sales and earnings guidance excludes any positive impact that may result from a potential FDA approval of Mentor's pending silicone gel breast implant PMA application.

Note Regarding Use of Non-GAAP Financial Measures
Certain of the information set forth herein, including non-GAAP diluted earnings per share, are considered non-GAAP financial measures.  Mentor believes this information is useful to investors because it provides an alternative measure for assessing the Company's operating performance by excluding certain special charges that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles.  The Company's management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measure, diluted earnings per share, in evaluating the Company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 839-5635 at 6:00 p.m. EDT today until Midnight EDT, May 25, 2005.  You may also listen to the live webcast at 5:00 p.m. EDT today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

About Mentor Corporation
Founded in 1969, Mentor Corporation is a leading supplier of medical products for the global healthcare market.  The Company develops, manufactures and markets innovative, science-based products for the aesthetics, urologic specialties and clinical and consumer healthcare markets around the world.  The Company's website is www.mentorcorp.com.

Safe Harbor Statement
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us.  Forward-looking statements can often be identified by words such as "anticipates," "scheduled", "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue", similar expressions, and variations or negatives of these words.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time.  Such information is subject to change, and we will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Mentor include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, changes in the mix of our products sold, patent conflicts, product recalls, United States Food and Drug Administration (FDA) delay in or approval or rejection of new or existing products, changes in Medicare, Medicaid or third-party reimbursement policies, changes in government regulation, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, our inability to integrate new acquisitions, and other events.  Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8‑K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:

Mentor Corporation
Peter R. Nicholson
Vice President, Corporate Development
(805) 879-6082

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three months ended March 31,			Twelve months ended March 31,
	2005	2004	% Change	2005	2004	% Change

Net sales	$131,585	$117,297	12%	$483,397	$422,168	15%

Cost of sales	46,222	45,388	2%	173,691	160,783	8%
Gross profit	85,363	71,909	19%	309,706	261,385	19%

Selling, general and administrative expense	47,300	42,070	12%	176,473	152,275	16%
Research and development	8,203	7,571	8%	32,839	30,041	9%
Severance charges	8,519	-		8,519	-
Restructuring & long-lived asset impairment charges	8,236	-		8,236	-
	72,258	49,641	46%	226,067	182,316	24%

Operating income	13,105	22,268	-41%	83,639	79,069	6%

Interest (expense)	(1,406)	(1,163)	21%	(5,388)	(1,844)	192%
Interest income	377	550	-32%	2,008	1,663	21%
Other income (expense)	719	145	396%	968	1,252	-23%

Income before income taxes	12,795	21,800	-41%	81,227	80,140	1%

Income taxes	4,431	6,832	-35%	26,346	25,361	4%
Net income	$8,364	$14,968	-44%	$54,881	$54,779	-

Earnings per share
Basic earnings per share *	$0.21	$0.34	-38%	$1.31	$1.20	9%
Diluted earnings per share *	$0.19	$0.31	-39%	$1.17	$1.13	4%
Dividends per share	$0.17	$0.15	13%	$0.66	$0.47	40%
Weighted average shares outstanding
Basic *	40,579	43,462	-7%	41,921	45,543	-8%
Diluted *	48,138	51,283	-6%	49,667	49,272	1%

	Three months ended March 31,			Twelve months ended March 31,
	2005	2004	% Change	2005	2004	% Change
GAAP diluted earnings per share	$0.19	$0.31	-39%	$1.17	$1.13	4%
Total special charges, net of tax	0.23	-	-	0.23	-	-
Non-GAAP diluted earnings per share **	$0.42	$0.31	35%	$1.40	$1.13	24%

*Prior year diluted earnings per share and weighted average shares outstanding have been restated to reflect the additional shares that would be issued upon conversion of our 2 3/4% convertible notes, in accordance with recently adopted EITF 04-8.
**Non-GAAP diluted earnings per share does not reflect the impact of severance charges, restructuring & long-lived asset impairment charges recorded in the fourth quarter. See reconciliation of diluted earnings per share to Non-GAAP diluted earnings per share in the attached schedule in this press release.

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)

	Three months ended March 31,
	2005	2004	% Change

Breast implants	$58,906	$54,690	8%
Body contouring	5,323	4,091	30%
Other aesthetics	4,450	2,133	109%
Aesthetic sales	68,679	60,914	13%

Erectile dysfunction	7,321	5,282	39%
Brachytherapy	4,248	3,887	9%
Womens health (pelvic floor)	6,014	5,573	8%
Disposable urinary care/other	17,542	15,115	16%
Surgical urology sales	35,125	29,857	18%

Clinical and consumer sales	27,781	26,526	5%

Total sales	$131,585	$117,297	12%

	Twelve months ended March 31,
	2005	2004	% Change

Breast implants	$217,420	$194,052	12%
Body contouring	18,609	15,276	22%
Other aesthetics	15,697	9,109	72%
Aesthetic sales	251,726	218,437	15%

Erectile dysfunction	26,353	23,201	14%
Brachytherapy	15,828	14,615	8%
Womens health (pelvic floor)	22,537	15,552	45%
Disposable urinary care/other	64,574	55,002	17%
Surgical urology sales	129,292	108,370	19%

Clinical and consumer sales	102,379	95,361	7%

Total sales	$483,397	$422,168	15%

MENTOR CORPORATION
NON-GAAP OPERATING INCOME, NET INCOME, AND EARNINGS PER SHARE RECONCILIATIONS
(unaudited, in thousands, except per share data)

	Three Months	%	Twelve Months	%
	Ended	Net	Ended	Net
	March 31, 2005	Sales	March 31, 2005	Sales

Operating income reconciliation
GAAP operating income	$13,105	10%	$83,639	17%

Special charges:
Severance charges	8,519	7%	8,519	2%
Restructuring & long-lived asset impairment charges	8,236	6%	8,236	2%
Total special charges	16,755	13%	16,755	4%

Non-GAAP operating income	$29,860	23%	$100,394	21%

Net income reconciliation
GAAP net income	$8,364	6%	$54,881	11%

Special charges:
Severance charges	8,519	7%	8,519	2%
Restructuring & long-lived asset impairment charges	8,236	6%	8,236	2%
Total special charges	16,755	13%	16,755	4%

Tax effect of special charges	(5,429)	(4%)	(5,429)	(1%)

Non-GAAP net income	$19,690	15%	$66,207	14%

Earnings for per share reconciliation
GAAP diluted EPS	$0.19		$1.17

Special charges:
Severance charges	0.17		0.17
Restructuring & long-lived asset impairment charges	0.17		0.17
Total special charges	0.34		0.34

Tax effect of special charges	(0.11)		(0.11)

Non-GAAP diluted EPS	$0.42		$1.40

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	March 31, 2005	March 31, 2004
Current assets:
Cash and marketable securities	$112,895	$126,744
Accounts receivable, net	110,749	106,016
Inventories	74,679	67,912
Deferred income taxes	23,976	22,488
Prepaid expenses and other	16,573	13,205
Total current assets	338,872	336,365

Property and equipment, net	72,287	77,529

Intangibles assets, net	32,155	51,014
Goodwill, net	24,080	23,711
Other assets	10,207	10,160
Total assets	$477,601	$498,779

Liabilities and shareholders' equity
Current liabilities	$141,859	$129,930
Long-term deferred income taxes	-	2,549
Long-term accrued liabilities	10,587	17,996
Convertible subordinated notes	150,000	150,000
Shareholders' equity	175,155	198,304
Total liabilities and shareholders' equity	$477,601	$498,779

MENTOR CORPORATION
DILUTED EARNINGS PER SHARE RESTATEMENT
(unaudited, in thousands, except per share data)

Restatement of Diluted Earnings per Share for Adoption of EITF 04-8
"The Effect of Contingently Convertible Instrument on Diluted Earnings per Share"

	Fiscal Year 2004 ending March 31, 2004					Fiscal Year 2005 ending March 31, 2005
As Reported	Q1	Q2	Q3	Q4	Year March 2004	Q1	Q2	Q3	Q4	Year March 2005
Net income as reported	$16,033	$11,238	$12,540	$14,968	$54,779	$17,654	$12,534	$16,329	$8,364	$54,881
Reported diluted EPS	$0.33	$0.23	$0.26	$0.32	$1.15	$0.39	$0.28	$0.34	$0.19	$1.17
Weighted average shares outstanding for diluted	48,346	48,610	47,916	46,162	47,757	45,036	45,238	49,987	48,138	49,667
Year over year growth in diluted EPS	-3%	-12%	-4%	14%	0%	18%	22%	31%	-39%	4%

	Fiscal Year 2004 ending March 31, 2004					Fiscal Year 2005 ending March 31, 2005
Restated Results	Q1	Q2	Q3*	Q4*	Year March 2004*	Q1*	Q2*	Q3	Q4	Year March 2005
Net income as reported	$16,033	$11,238	$12,540	$14,968	$54,779	$17,654	$12,534	$16,329	$8,364	$54,881
Add back after tax interest expense on convertible notes	$-	$-	$145	$802	$947	$802	$802	$802	$802	$3,208
Numerator for diluted EPS calculation	$16,033	$11,238	$12,685	$15,770	$55,726	$18,456	$13,336	$17,131	$9,166	$58,089

Weighted average shares outstanding for diluted as reported	48,346	48,610	47,916	46,162	47,757	45,036	45,238	44,859	43,007	44,541
Additional shares issuable for convertible notes	-	-	891	5,121	1,515	5,121	5,124	5,128	5,131	5,126
Denominator for diluted EPS calculation	48,346	48,610	48,807	51,283	49,272	50,157	50,362	49,987	48,138	49,667
Restated diluted earnings per share	$0.33	$0.23	$0.26	$0.31	$1.13	$0.37	$0.26	$0.34	$0.19	$1.17
Year over year growth in diluted EPS after restatement	-3%	-12%	-4%	11%	-2%	12%	13%	31%	-39%	4%

* Effective for periods ending after December 15, 2004,  EITF 04-8 requires that the dilutive impact of contingently issuable shares from our  $150 million of convertible notes be included in the diluted earnings per share calculation.